UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/14/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 14, 2010, Raser Technologies, Inc. (the "Company"), entered into a Subscription Agreement with War Chest Capital Partners (the "War Chest Subscription Agreement") relating to a registered direct offering by the Company of up to $750,000 (the "Registered Direct Offering") of the Company's common stock, par value $0.01 per share ("Common Stock"). War Chest Capital Partners agreed to purchase $750,000 of the Common Stock for a negotiated price of $0.449 per share of Common Stock, subject to the participation rights held by certain of the Company's stockholders or former stockholders to participate in up to 35% of the Registered Direct Offering pursuant to Subscription Agreements, dated June 30, 2009, among the Company and such participation rights holders (the "Participation Rights Holders").

On July 19, 2010, the Company received notice from Iroquois Master Fund, LTD., one of the Participation Rights Holders, of its intention to participate in the Registered Direct Offering by purchasing $25,725 of the Common Stock for a negotiated price of $0.449 per share. As a result, the Company entered into a Subscription Agreement with Iroquois Master Fund, LTD. on July 19, 2010 (the "Iroquois Subscription Agreement"). Because Iroquois Master Fund, LTD. elected to participate in the Registered Direct Offering by purchasing $25,725 of the Common Stock, the amount of the Common Stock purchased by War Chest Capital Partners was reduced from $750,000 to $724,275.    The Registered Direct Offering resulted in the Company issuing 1,613,085 shares of Common Stock to War Chest Capital Partners and 57,293 shares of Common Stock to Iroquois Master Fund, LTD. for gross proceeds to the Company of approximately $750,000, before deducting offering expenses. The net offering proceeds to the Company from the sale of the Common Stock, after deducting estimated offering expenses payable by the Company, are expected to be approximately $740,000.

The closings of the sale and issuance of the Common Stock for the Registered Direct Offering will take place in three separate closings on July 15, 2010, July 20, 2010 and one scheduled for July 21, 2010.

A copy of the opinion of Stoel Rives LLP, the War Chest Subscription Agreement and the Iroquois Subscription Agreement are attached to this Current Report on Form 8-K as Exhibits 5.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the War Chest Subscription Agreement and the Iroquois Subscription Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
5.1        Opinion of Stoel Rives LLP
10.1        Subscription Agreement, dated July 14, 2010, between Raser Technologies, Inc. and War Chest Capital Partners
10.2        Subscription Agreement, dated July 19, 2010, between Raser Technologies, Inc. and Iroquois Master Fund, LTD.
23.1        Consent of Stoel Rives LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: July 20, 2010	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Subscription Agreement, dated July 14, 2010, between Raser Technologies, Inc. and War Chest Capital Partners
EX-10.2	Subscription Agreement, dated July 19, 2010, between Raser Technologies, Inc. and Iroquois Master Fund, LTD.
EX-5.1	Opinion of Stoel Rives LLP